Exhibit 99.1

Innovus Pharma Reports Quarterly Revenue for the Second Quarter 2019 of $6.8 million, a 27.7% Increase from Prior Quarter

Sales & Marketing Expense as a Percentage of Total Revenue Declined to 41.7% for the three months ended June 30, 2019 Compared with 75.6% in Comparable Period in the Prior Year

Reduced Operating Loss by 21% Compared with both the Prior Quarter and Comparable Quarter in the Prior Year

SAN DIEGO, August 13, 2019 – Innovus Pharmaceuticals, Inc. (“Innovus Pharma” or the “Company”) (OTCQB: INNV), an emerging commercial-stage pharmaceutical company that delivers safe, innovative and effective over-the-counter medicine and consumer care products to improve men’s and women's health and respiratory diseases, announced today its reported results for the second quarter ended June 30, 2019.

Financial highlights for the second quarter ended June 30, 2019 included:

■	Revenues of approximately $6.8 million, an increase of $1.2 million or 27.7% compared to prior quarter;
■	Year to date revenue of approximately $12.2 million in 2019 compared to $11.9 million in 2018;
■	Increased focus on our highly profitable Canadian market representing 26% for the three months ended June 30, 2019 compared with 13% for the previous quarter;
■	Continued diversification of revenue streams with e-commerce business representing 23% of total revenues in the three months ended June 30, 2019 as compared to 7% of total revenues in the three months ended June 30, 2018;
■	Total operating loss of $1.2 million for the three months ended June 30, 2019 representing a 21% decrease from the previous first quarter 2019 results and from the three months ended June 30, 2018 results
■	Sales & marketing expense as a percentage of total revenue declined to 41.7% for the three months ended June 30, 2019 compared with 75.6% in comparable period in the prior year;
■	Quarterly product subscription and outbound concierge net revenue of $1.1 million compared to $0.7 million in the prior year or a 57.1% increase;
■	Cash used in operations of $0.8 million for the three months ended June 30, 2019 compared with $2.8 million in the comparable period in the prior year;
■	Reduced net loss per share to $0.66 for the three months ended June 30, 2019 compared with $0.94 for the comparable period in the prior year;
■	Company's cash and merchant processor holdback position as of August 9, 2019 was $2.1 million; and
■	Expanded our FDA approved ANDA pipeline by three new OTC products.

2019 Second Quarter and Recent Corporate Progress

■	Established relationship with two large media publication organizations in Canada;
■	Announced supply relationship with a third party to supply Omeprazole 20mg tablets and Omeprazole 20mg 24 hour delayed release capsules approved by the FDA for the treatment of frequent heartburn;
■	Announced the CPNP notification number required to commercialize Diabasens® in all 28 member countries of the European Union; and
■	Engaged with a third-party fulfillment company to support Canadian sales to reduce shipping costs by up to 45%.

“We continue to show improvements in our sales and marketing focused on achieving profitability as we spend on highly profitable sales channels and geographies, diversify our revenue streams and expand globally which has resulted in a reduction of our operating loss by 21% compared with the prior quarter.  We continue to work on identifying cost efficiencies and profitable revenue streams to enhance our core business, increase our product revenues and work towards our goal of profitability,” stated Bassam Damaj, President and Chief Executive Officer of Innovus Pharma.

The Company will host a conference call at 4:15 p.m. ET/1:15 p.m. PT today to discuss the financial results and recent business developments. To participate in the call, please dial 1-877-270-2148 for domestic callers or 1-412-902-6510 for international callers and request to join the Innovus Pharmaceuticals conference call. A replay of the call will be available for 30 days.  To access the replay, dial 1-877-344-7529 domestically or 1-412-317-0088 internationally or 1-855-669-9658 for Canada and reference Replay Access Code: 10134333. The replay will be available shortly after the end of the conference call.

Consolidated Statements of Operations (amounts in thousands except weighted average share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net revenue:
Product sales, net	$6,594	$6,970	$11,783	$11,512
Service revenue	56	156	156	156
Cooperative marketing revenue	91	183	162	184
License revenue	107	3	110	5
Net revenue	6,848	7,312	12,211	11,857

Cost of product sales	2,356	1,339	4,134	2,203
Gross Profit	4,492	5,973	8,077	9,654

Operating expense:
Research and development	91	23	148	34
Sales and marketing	2,858	5,529	5,453	8,831
General and administrative	2,724	1,919	5,158	3,615
Total operating expense	5,673	7,471	10,759	12,480

Loss from operations	(1,181)	(1,498)	(2,682)	(2,826)

Other income (expense):
Interest expense	(486)	(326)	(976)	(568)
Loss on extinguishment of debt	(125)	(38)	(125)	(294)
Other income (expense), net	29	-	29	-
Fair value adjustment for contingent consideration	4	22	6	19
Total other expense, net	(578)	(342)	(1,066)	(843)

Net loss	$(1,759)	$(1,840)	$(3,748)	$(3,669)

Net loss per share of common stock – basic and diluted	$(0.66)	$(0.94)	$(1.47)	$(1.96)

Weighted average number of shares of common stock outstanding – basic and diluted	2,660,435	1,953,400	2,553,212	1,867,338

Condensed Consolidated Balance Sheet Data (in thousands)

	June 30, 2019	December 31, 2018 (1)
	(Unaudited)
ASSETS
Assets:
Cash	$1,574	$1,248
Accounts receivable, net	319	282
Prepaid expense and other current assets	1,711	1,116
Inventories	1,853	2,370
Total current assets	5,457	5,016

Property and equipment, net	227	247

Deposits	21	21
Operating lease right-of-use asset	622	-
Goodwill	953	953
Intangible assets, net	3,557	3,890
Total assets	$10,837	$10,127

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Accounts payable and accrued expense	$2,949	$2,622
Operating lease liability	155	-
Accrued compensation	1,648	1,252
Deferred revenue and customer deposits	83	108
Accrued interest payable	38	32
Short-term loan payable	681	266
Notes payable, net of debt discount of $813 and $1,008, respectively	2,321	3,073
Total current liabilities	7,875	7,353

Deferred Rent	-	181
Operating lease liability, net of current portion	634	-
Accrued compensation, net of current portion	1,032	1,228
Contingent consideration	1,250	1,256
Total non-current liabilities	2,916	2,665

Total liabilities	10,791	10,018

Commitments and contingencies

Stockholders’ equity:
Preferred stock: 7,500,000 shares authorized, at $0.001 par value, no shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	-	-
Common stock: 292,500,000 shares authorized, at $0.001 par value, 2,578,476 and 2,103,071 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	2	2
Additional paid-in capital	47,652	43,967
Accumulated deficit	(47,608)	(43,860)
Total stockholders' equity	46	109

Total liabilities and stockholders’ equity	$10,837	$10,127

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited consolidated financial statements as of that date.

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging OTC consumer goods and specialty pharmaceutical company engaged in the commercialization, licensing and development of safe and effective non-prescription medicine and consumer care products to improve men’s and women’s health and vitality and respiratory diseases. Innovus Pharma delivers innovative and uniquely presented and packaged health solutions through its (a) OTC medicines and consumer and health products, which we market directly, (b) commercial partners to primary care physicians, urologists, gynecologists and therapists, and (c) directly to consumers through our on-line channels, retailers and wholesalers. The Company is dedicated to being a leader in developing and marketing new OTC and branded Abbreviated New Drug Application (“ANDA”) products. The Company is actively pursuing opportunities where existing prescription drugs have recently, or are expected to, change from prescription (or Rx) to OTC.

For more information, go to www.innovuspharma.com; www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.urivarx.com; www.sensumplus.com; www.myandroferti.com; www.beyondhumantestosterone.com; www.getbeyondhuman.com; www.trybeyondhuman.com; www.recalmax.com; www.prostagorx.com; www.xyralid.com; www.fluticare.com; www.allervarx.com; and www.apeaz.com; www.mzssleepingaid.com; www.novalere.com; and www.diabasens.com.

Innovus Pharma’s Forward-Looking Safe Harbor

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, its financial results, projected revenues, projected online subscribers and other customers, estimated markets for its products, and statements about achieving its other corporate and business development, growth, commercialization, financial and staffing objectives. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent filing on Form S-1, annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

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For more information, please contact:

Randy Berholtz

Innovus Pharma Investor Relations

Tel: +1 858 249 7865

ir@innovuspharma.com